EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Loeb King Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Loeb King Trust for the period ended February 28, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Loeb King Trust for the stated period.

/s/Gideon J. King_ Gideon J. King President, Loeb King Trust	/s/David S. Hampson David S. Hampson Treasurer, Loeb King Trust
Dated: 5/1/2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Loeb King Trust for purposes of Section 18 of the Securities Exchange Act of 1934.